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Execution
SHARE REPURCHASE AGREEMENT
between
IMPERIAL CORPORATE SERVICES PROPRIETARY LIMITED
and
IMPERIAL HOLDINGS LIMITED
and
MIX TELEMATICS LIMITED

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TABLE OF CONTENTS

1	PARTIES 1

2	INTERPRETATION 1

3	INTRODUCTION 6

4	CONDITIONS PRECEDENT 6

5	REPURCHASE 9

6	PAYMENT OF REPURCHASE CONSIDERATION 9

7	CLOSING 10

8	WARRANTIES BY THE SELLER 10

9	CONFIDENTIALITY, RESTRAINT AND NON-SOLICITATION UNDERTAKINGS 11

10	PREFERRED SUPPLIER STATUS 17

11	GENERAL WARRANTIES 18

12	PUBLICITY 19

13	BREACH 20

14	DISPUTE RESOLUTION 21

15	NOTICES AND DOMICILIA 22

16	BENEFIT OF THE AGREEMENT 23

17	APPLICABLE LAW AND JURISDICTION 23

18	GENERAL 23

19	COSTS 25

20	SIGNATURE 25

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1	PARTIES
1.1The Parties to this Agreement are –

1.1.1	Imperial Corporate Service Proprietary Limited;

1.1.2	Imperial Holdings Limited; and

1.1.3	MiX Telematics Limited.
1.2The Parties agree as set out below.

2	INTERPRETATION

2.1	In this Agreement, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings –

2.1.1	"AFSA" means the Arbitration Foundation of Southern Africa;

2.1.2	"Agreement" means this share repurchase agreement;

2.1.3	"Company" means MiX Telematics Limited, registration number 1995/013858/06, a limited liability public company duly incorporated in South Africa, the ordinary shares of which are listed on the JSE;

2.1.4	"Companies Act" means the Companies Act, No 71 of 2008;

2.1.5	"Conditions Precedent" means the suspensive conditions set out in clause 4.1;

2.1.6	"Closing Date" means the 7th (seventh) business day after the Fulfilment Date;

2.1.7	"CSDP" means a nominated depository institution or central securities depository participant as contemplated in the Financial Markets Act;

2.1.8	"Financial Markets Act" means the Financial Markets Act, No 19 of 2012;

2.1.9	"First Fulfilment Date" means 30 June 2016;

2.1.10	"Fulfilment Date" means the date upon which the last of the Conditions Precedent are fulfilled or waived, as the case may be;

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2.1.11
"Imperial" means Imperial Holdings Limited, registration number 1946/021048/06, a limited liability public company duly incorporated in South Africa, the ordinary shares of which are listed on the JSE;

2.1.12
"JSE" means the securities exchange licensed in terms of the Financial Markets Act, owned and operated by JSE Limited, registration number 2005/022939/06, a limited liability public company duly incorporated in South Africa;

2.1.13	"Listings Requirements" means the JSE Limited Listings Requirements, as amended;

2.1.14	"Panel" means the Takeover Regulation Panel established in terms of section 196 of the Companies Act;

2.1.15	"Parties" means the parties identified in clause 1.1, and "Party" shall refer to any one of them as the context may require;

2.1.16
"Prime Rate" means the publicly quoted basic rate of interest, compounded monthly in arrears and calculated on a 365 (three hundred and sixty five) day year irrespective of whether or not the year is a leap year, from time to time published by the Company's principal bankers as being its prime overdraft rate, as certified by any representative of that bank whose appointment and designation it will not be necessary to prove;

2.1.17	"Repurchase" means the repurchase, as contemplated in section 48 of the Companies Act, of the Repurchase Shares by the Company from the Seller in terms of this Agreement;

2.1.18
"Repurchase Consideration" means an amount of R2.36 (two rand and thirty six cents) per Repurchase Share, being an aggregate amount of R473,954,694 (four hundred and seventy three million nine hundred and fifty four thousand six hundred and ninety four rand) in respect of all of the Repurchase Shares held by the Seller;

2.1.19	"Repurchase Shares" means 200,828,260 (two hundred million eight hundred and twenty eight thousand two hundred and sixty) ordinary shares in the Company held by the Seller;

2.1.20	"Second Fulfilment Date" means 31 August 2016;

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2.1.21	"Securities Transfer Tax" means securities transfer tax levied in terms of the Securities Transfer Tax Act, No 25 of 2007;

2.1.22	"Seller" means Imperial Corporate Services Proprietary Limited, registration number 1996/005091/07, a limited liability private company duly incorporated in South Africa;

2.1.23	"Seller Group" means Imperial and its subsidiaries;

2.1.24	"Seller's CSDP Account" means the following securities account –

Account name:	Imperial Corporate Services
Account number:	754036
CSDP:	Standard Bank
Contact person:	Magaretha Taylor (011) 858 6532
SCA/Bank CSD account number:	ZA100086
Scrip account number:	120025520003
Settlement bank account number:	201114755

2.1.25
"Seller's Designated Account" means the South African rand denominated bank account nominated by the Seller, the details of which are set out below, or such other South African account as the Seller may designate in writing on 5 (five) business days' notice to the Company –

Name of Account	Imperial Group Ltd – Treasury
Bank:	Nedbank Limited
Branch:	Edenvale
Branch Code:	191042
Account Number:	1910176486

2.1.26	"Signature Date" means the date of signature of this Agreement by the Party last signing; and

2.1.27	"South Africa" means the Republic of South Africa.

2.2	In this Agreement -

2.2.1	clause headings and the heading of the Agreement are for convenience only and are not to be used in its interpretation;

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2.2.2	an expression which denotes -

2.2.2.1	any gender includes the other genders;

2.2.2.2	a natural person includes a juristic person and vice versa;

2.2.2.3	the singular includes the plural and vice versa;

2.2.2.4	a Party includes a reference to that Party's successors in title and assigns allowed at law; and

2.2.2.5	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses.

2.3	Any reference in this Agreement to –

2.3.1	"business hours" shall be construed as being the hours between 08h30 and 17h00 on any business day. Any reference to time shall be based upon South African Standard Time;

2.3.2
"days" shall be construed as calendar days unless qualified by the word "business", in which instance a "business day" will be any day other than a Saturday, Sunday or public holiday as gazetted by the government of South Africa from time to time; and

2.3.3	a reference to a "subsidiary" company or "subsidiaries" shall bear the meaning ascribed to it by the Companies Act.

2.4
The words "include" and "including" mean "include without limitation" and "including without limitation". The use of the words "include" and "including" followed by a specific example or examples shall not be construed as limiting the meaning of the general wording preceding it.

2.5
Any substantive provision, conferring rights or imposing obligations on a Party and appearing in any of the definitions in this clause 2 or elsewhere in this Agreement, shall be given effect to as if it were a substantive provision in the body of the Agreement.

2.6
Words and expressions defined in any clause shall, unless the application of any such word or expression is specifically limited to that clause, bear the meaning assigned to such word or expression throughout this Agreement.

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2.7
Unless otherwise provided, defined terms appearing in this Agreement in title case shall be given their meaning as defined, while the same terms appearing in lower case shall be interpreted in accordance with their plain English meaning.

2.8	A reference to any statutory enactment shall be construed as a reference to that enactment as at the Signature Date and as amended or substituted from time to time.

2.9
Unless specifically otherwise provided, any number of days prescribed shall be determined by excluding the first and including the last day or, where the last day falls on a day that is not a business day, the immediately preceding business day.

2.10
If the due date for performance of any obligation in terms of this Agreement is a day which is not a business day then (unless otherwise stipulated) the due date for performance of the relevant obligation shall be the immediately preceding business day.

2.11	Where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention.

2.12	The rule of construction that this Agreement shall be interpreted against the Party responsible for the drafting of this Agreement, shall not apply.

2.13	No provision of this Agreement shall (unless otherwise stipulated) constitute a stipulation for the benefit of any person (stipulatio alteri) who is not a Party to this Agreement.

2.14
The use of any expression in this Agreement covering a process available under South African law, such as winding-up, shall, if any of the Parties is subject to the law of any other jurisdiction, be construed as including any equivalent or analogous proceedings under the law of such other jurisdiction.

2.15
Any reference in this Agreement to "this Agreement" or any other agreement or document shall be construed as a reference to this Agreement or, as the case may be, such other agreement or document, as amended, varied, novated or supplemented from time to time.

2.16	In this Agreement the words "clause" or "clauses" refer to clauses of this Agreement.

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3	INTRODUCTION

3.1	The Company wishes to repurchase the Repurchase Shares from the Seller, and the Seller has agreed to sell the Repurchase Shares to the Company.

3.2	The Parties wish to record in writing their agreement in respect of the above and matters ancillary thereto.

4	CONDITIONS PRECEDENT

4.1	Save for clauses 1 to 4 and clauses 11 to 20, all of which will become effective immediately, this Agreement is subject to the fulfilment of the Conditions Precedent that –

4.1.1
by no later than the First Fulfilment Date, the board of directors of the Company have (i) approved the Repurchase having, in terms of section 48(2) as read with section 46 of the Companies Act, applied the solvency and liquidity test (as envisaged in section 4 of the Companies Act) in respect of the Repurchase and having reasonably concluded that the Company will satisfy the solvency and liquidity test immediately after implementation of the Repurchase, (ii) made the statements referred to in paragraph 5.69(c) of the Listings Requirements, and (iii) approved the entering into of this Agreement by the Company;

4.1.2
by no later than 60 (sixty) days following the Signature Date, Mark Lamberti has delivered a written resignation to the Company in terms of which he resigns as a director of the Company with effect from, and subject to achievement of the Fulfilment Date and confirming that he waives all claims, whether in contract or in delict, actual or contingent, that he may have against the Company;

4.1.3
by no later than 60 (sixty) days following the Signature Date, George Nakos has delivered a written resignation to the Company in terms of which he resigns as an alternate director to Mark Lamberti with effect from, and subject to achievement of the Fulfilment Date and confirming that he waives all claims, whether in contract or in delict, actual or contingent, that he may have against the Company;

4.1.4	by no later than the Second Fulfilment Date, the Company has obtained all such approvals for the Repurchase as may be required from the JSE and the Panel;

4.1.5	by no later than the First Fulfilment Date, the Company has received a report incorporating a fairness opinion under the Listings Requirements, prepared by an

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independent expert in respect of the Repurchase, as contemplated in section 114 of the Companies Act and the Listings Requirements (which report will be distributed to the shareholders of the Company under the circular convening the meeting contemplated in clause 4.1.6);

4.1.6	by no later than the Second Fulfilment Date, the ordinary shareholders of the Company in general meeting have –

4.1.6.1
approved the Repurchase, as required by the Listings Requirements and section 48(8)(b) of the Companies Act, by way of a special resolution adopted in accordance with the requirements of sections 114 and 115 of the Companies Act ("Authorising Resolution"); and

4.1.6.2
by way of a special resolution, resolved that the Authorising Resolution is revoked with effect from the date on which the Condition Precedent in clause 4.1.7 ("Appraisal Rights CP") and/or clause 4.1.8 is not fulfilled or waived;

4.1.7
by not later than the Second Fulfilment Date, in the event that any shareholder/s of the Company ("Dissenting Shareholder/s") who satisfy the requirements of section 164(5) of the Companies Act, have made a demand contemplated in that section by delivering a written notice ("Section 164(5) Notice") to the Company within 20 (twenty) business days after receiving a notice from the Company under section 164(4) of the Companies Act, such Dissenting Shareholder/s hold 1% (one percent) or less of the issued ordinary shares of the Company, provided that –

4.1.7.1
this Condition Precedent will be deemed to have been fulfilled in the event that any Dissenting Shareholder/s withdraw the Section 164(5) Notice in terms of section 164(9)(a) of the Companies Act such that the Dissenting Shareholders who have not so withdrawn their Section 164(5) Notice hold 1% (one percent) or less of the issued ordinary shares of the Company, or the offer made by the Company lapses as contemplated in section 164(12)(b) of the Companies Act prior to the Second Fulfilment Date;

4.1.7.2
this Condition Precedent will be deemed to have failed (that is, not to have been fulfilled) in the event that the Company makes an offer to the Dissenting Shareholder/s under section 164(11) of the Companies Act at a price equivalent to the Repurchase Consideration per share held by the Dissenting Shareholder/s and any Dissenting Shareholder applies to the court as contemplated in section

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164(14)(b) of the Companies Act to determine that the said offer made by the Company does not constitute fair value;

4.1.8
by no later than the Second Fulfilment Date, in the event that the provisions of section 115(3) of the Companies Act become applicable and are timeously invoked, the Authorising Resolution is approved by a court as contemplated in that section, provided that this Condition Precedent will be deemed to have been fulfilled in the event that no person who voted against the resolution has required the Company to seek court approval in terms of section 115(3)(a) of the Companies Act and no court has granted any person leave to apply for a review in terms of section 115(3)(b) of the Companies Act, within the time periods provided for in those sections.

4.2
The Parties will, to the extent within their control, use their commercially reasonable endeavours and the Parties will co-operate in good faith to procure the fulfilment of the Conditions Precedent as soon as reasonably possible after the Signature Date.

4.3	The Company shall be entitled to waive the –

4.3.1	Appraisal Right CP in whole or in part at any time prior to the Second Fulfilment Date by notice in writing to the Seller;

4.3.2	Condition Precedent in clause 4.1.8 on condition that the court approves the special resolution in terms of section 115(3) of the Companies Act.

4.4	Subject to clause 4.3, the Parties may at any time agree in writing to –

4.4.1	extend the date/s for fulfilment of any or all of the Conditions Precedent, and such agreement shall operate to extend the said date/s accordingly; and/or

4.4.2	waive the Conditions Precedent, to the extent that they are capable of being waived.

4.5
Unless all of the Conditions Precedent have been fulfilled or waived by the Parties in writing by not later than the time and date for fulfilment thereof set out in clause 4.1, or such later date as may be agreed in writing between the Parties, the provisions of this Agreement, save for clauses 1 to 4 and clauses 11 to 20, which will remain of full force and effect, will never become of any force or effect and the status quo ante will be restored as near as may be possible and none of the Parties will have any claim against the others in terms hereof or arising from the failure of the Conditions Precedent, save for any claims arising from a breach of clause 4.2.

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5	REPURCHASE

5.1
With effect from the Closing Date, the Seller hereby sells the Repurchase Shares, as one indivisible transaction, to the Company, which hereby purchases the Repurchase Shares from the Seller, as a repurchase of shares in terms of section 48 of the Companies Act.

5.2
Notwithstanding the Signature Date and the Fulfilment Date, all risk in and all benefit attaching to the Repurchase Shares will, against payment of the full Repurchase Consideration, pass to the Company on the Closing Date.

5.3	Possession and effective control of the Repurchase Shares will be given to the Company on the Closing Date.

5.4	The Repurchase Shares are sold ex any dividend which is declared following the Signature Date, the record date for which falls prior to the Closing Date.

5.5	The Company shall be entitled to assign some or all of its rights and obligations as purchaser under this Agreement to any subsidiary of the Company by notice in writing to the Seller, provided that -

5.5.1
such subsidiary purchaser binds itself in writing to all the terms and conditions herein imposed on the Company by signing a deed of adherence to this Agreement in a form reasonably acceptable to the Seller; and

5.5.2
the Company guarantees, as surety for and co-principal debtor in solidum with such subsidiary purchaser, the due and proper compliance by such subsidiary purchaser with all the terms and conditions herein imposed on the Company, whereupon any reference in this Agreement to the "Company" (save for clauses 5.5.1 and 5.5.2) will be deemed to include a reference to such subsidiary purchaser, as applicable.

6	PAYMENT OF REPURCHASE CONSIDERATION

6.1	The Repurchase Consideration will be paid to the Seller in full on the Closing Date against compliance by the Seller with clause 7.

6.2	Payment of the Repurchase Consideration shall take place by electronic transfer of immediately available and freely transferable funds, free of any deductions or

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set-off whatsoever, in the currency of South Africa to the Seller's Designated Account.

6.3
If any amount which is due and payable in accordance with the provisions of this Agreement is not paid or discharged on the due date therefor, the outstanding amount shall bear interest at the Prime Rate plus 2 (two) percentage points, calculated on and with effect from the due date thereof up to and including the date of actual payment or discharge thereof (both dates inclusive).

7	CLOSING

7.1	It is recorded that the Repurchase Shares are listed on the JSE.

7.2
Accordingly, the Parties agree that the transfer of the Repurchase Shares from the Seller to the Company will be effected by way of an off-market trade. The Parties agree that by no later than 2 (two) business days before the Closing Date, the Seller shall –

7.2.1
furnish to the Seller's CSDP or broker a written irrevocable instruction to debit or procure the debiting of the Seller's CSDP Account with the Repurchase Shares, against payment of the Repurchase Consideration on the Closing Date in accordance with clause 6, on a delivery versus payment basis; and

7.2.2
procure that the Seller's CSDP or broker provides the Company with written confirmation (i) to the effect that the Seller has given the irrevocable instruction envisaged in clause 7.2.1 and (ii) confirming that it will give effect to the Seller's said instruction.

8	WARRANTIES BY THE SELLER

8.1	The Seller hereby represents and warrants to and in favour of the Company, that on the Closing Date –

8.1.1	the Seller is the sole registered holder, and the beneficial owner, of the Repurchase Shares; and

8.1.2	the Seller is entitled and able to transfer free and unencumbered title in and to the Repurchase Shares in terms of this Agreement; and

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8.1.3	the Seller has no claim against the Company or any subsidiary of the Company, other than claims for payment arising in the ordinary course of business.

8.2	Each warranty contained in clause 8.1 will –

8.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

8.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

8.2.3	prime facie be deemed to be material and to be a material representation inducing the Company to enter into this Agreement.

8.3
Save for those warranties expressly given or made in this Agreement, no warranties are given or made in respect of the Repurchase Shares or any other matter whatsoever, whether express, tacit or implied.

9	CONFIDENTIALITY, RESTRAINT AND NON-SOLICITATION UNDERTAKINGS

9.1
For the purpose of this clause 9, unless the context indicates a contrary intention, the following words and expressions bear the meanings assigned to them and cognate expressions bear corresponding meanings -

9.1.1
"Business" means the businesses conducted by the Company as at the Signature Date, being the provision of products and services through a software as a service (Saas) model ("Products and Services") for purposes of enabling –

9.1.1.1	tracking and stolen vehicle recovery;

9.1.1.2	consumer telematics in respect of driver behaviour (drive style management) and personal safety (medical and accident response); and

9.1.1.3	commercial vehicle telematics and fleet management, focussing on efficiency, security, safety and compliance;

9.1.2	"Business Employee/s" means the persons listed below:

9.1.2.1	Brendan Horan;

9.1.2.2	Gert Pretorius;

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9.1.2.3	***;

9.1.2.4	***;

9.1.2.5	***;

9.1.2.6	***;

9.1.2.7	***;

9.1.2.8	***;

9.1.2.9	***;

9.1.2.10	***;

9.1.2.11	***;

9.1.2.12	***;

9.1.2.13	***;

9.1.2.14	***;

9.1.2.15	***;

9.1.2.16	***;

9.1.2.17	***;

9.1.2.18	***;

9.1.2.19	***;

9.1.2.20	***;

9.1.2.21	***;

9.1.3	"Company" includes the subsidiaries of the Company;

9.1.4
"Confidential Information" means any information or data relating to the Company or the Business (even if not marked as being confidential, restricted, secret, proprietary or any similar designation), in whatever format and whether recorded

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or not (and if recorded, whether recorded in writing, on any electronic medium or otherwise), which –

9.1.4.1	by its nature or content is identifiable as confidential and/or proprietary to the Company; or

9.1.4.2	is intended or by its nature or content could reasonably be expected to be confidential and/or proprietary to the Company;

9.1.5	"Restrainees" means the Seller, Imperial and Imperial's subsidiaries. Imperial hereby undertakes to procure that its subsidiaries are bound by, and adhere to, the provisions of this clause 9;

9.1.6	"Restraint Period" means the period of 24 (twenty four) months, commencing on the Closing Date;

9.1.7	"Restricted Business" means any business which operates in competition with the Business;

9.1.8	"Territory" means collectively or individually, as the case may be, the following areas –

9.1.8.1	each province of South Africa; and

9.1.8.2	each magisterial district in South Africa.
Confidentiality Undertakings

9.2	Each Restrainee acknowledges that –

9.2.1	the Confidential Information is a valuable, special and unique asset of the Company; and

9.2.2	the Company may suffer irreparable harm or substantial economic and other loss in the event of such Confidential Information being disclosed or used by the Restrainee.

9.3	Each Restrainee irrevocably and unconditionally agrees and undertakes for a period of 36 (thirty six) months from the Closing Date –

9.3.1	not to use the Confidential Information, whether directly or indirectly –

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9.3.1.1	for the Restrainee's benefit; or

9.3.1.2	for the benefit of any person other than the Company;

9.3.2	to treat and safeguard the Confidential Information as strictly private and confidential;

9.3.3
not to use, disclose or divulge, directly or indirectly, the Confidential Information in any manner to any third party for any reason or purpose whatsoever without the prior written consent of the Company, which consent may be granted or withheld in the sole and absolute discretion of the Company; and

9.3.4	not to decompile, disassemble or reverse engineer or otherwise modify, adapt, alter or vary the whole or any part of the Confidential Information.

9.4	Subject to the provisions of clause 9.5, the undertakings given by the Restrainees in clause 9.3 shall not apply to any Confidential Information which –

9.4.1	is or becomes generally available to the public other than by the negligence or default of any of the Restrainees or by the breach of this clause 9 by any of the Restrainees;

9.4.2	has been supplied to the party to whom it is disclosed by a third party who is under no obligation to maintain such information in confidence; or

9.4.3	is disclosed pursuant to a requirement or request by operation of applicable laws, to the extent of compliance with such requirement or request only and not for any other purpose, provided that –

9.4.4	the onus shall at all times rest on the Restrainee to establish that such information falls within such exclusions;

9.4.5
information shall not be deemed to be within the foregoing exclusions merely because such information is embraced by more general information in the public domain or in the Restrainee's possession; and

9.4.6	any combination of features shall not be deemed to be within the foregoing exclusions merely because individual features are in the public domain or in the

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Restrainee's possession, but only if the combination itself is in the public domain or in the Restrainee's possession.

9.5	In the event that a Restrainee is required to disclose information relating to the Company pursuant to clause 9.4.3, it shall -

9.5.1	advise the Company thereof prior to disclosure, if possible;

9.5.2	take such steps to limit the disclosure to the extent that it lawfully and reasonably can;

9.5.3	afford the Company a reasonable opportunity, if possible, to intervene in the proceedings; and

9.5.4	comply with the Company's reasonable requests as to the manner and terms of any such disclosure.
Restraint Undertaking

9.6
Each Restrainee, in order to protect the goodwill and the proprietary interests of the Purchaser in the Business, undertakes and warrants that it shall not during the Restraint Period, subject to the exclusions set out in clause 9.7, (a) acquire any direct or indirect interest in an entity which conducts any Restricted Business in the Territory, or acquire any assets or undertaking which comprise or undertake the Restricted Business; and (b) undertake any manufacturing activities which would be in direct competition with the activities of the Business.

9.7	Nothing contained in this Agreement shall prevent -

9.7.1
the businesses operated under the name and style of "Resolve" and "Liquid Capital" from continuing their business of using telematics information in the field of transport and logistics management and/or conducting any activities which it presently conducts as at the Signature Date;

9.7.2
MotorHappy Proprietary Limited ("MotorHappy") from engaging in direct above the line marketing, allowing third party Products and Service providers on MotorHappy's panels or platforms, provided that the Company is included in the panel or platform, where such panel or platform applies to Products or Services;

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9.7.3	the Restrainees continuing to abide by agreements in force, arrangements and/or initiatives in place as at 17 March 2016 in relation to Products and Services; and

9.7.4	the Restrainees from embedding, selling and/or administering passenger or commercial Original Equipment Manufacturer branded products.

9.8	Each Restrainee, after due consideration, agrees and acknowledges that -

9.8.1
in order to protect the value of the Company and the Confidential Information which is proprietary to the Company, it is necessary that the Restrainee be restrained from carrying on certain activities which would be harmful to the Company and/or the Business, and that such restraint must be for a period which will adequately serve to protect the Company from the considerable economic prejudice and substantial and irreversible damage which would potentially be suffered by the Company were the Restrainee not to be so restrained;

9.8.2
having regard to the damages that will result from a breach of any of the restraint undertakings herein given, the restraints and undertakings imposed upon each Restrainee in terms of this clause 9 are fair and reasonable and are necessary as to subject matter, area and duration and are reasonably necessary in order to preserve and to protect the proprietary interests of the Company;

9.8.3	as a result of the Repurchase, it has derived and/or will derive, directly or indirectly, substantial or commensurate benefit;

9.8.4
notwithstanding the manner in which the restraints in this clause, and the areas comprising the Territory, have been grouped together or described geographically, each of them constitutes a separate and independent restraint, divisible and severable from each of the other restraints and separately enforceable, in regard to all aspects thereof including –

9.8.4.1	each month of the Restraint Period;

9.8.4.2	each state, province, division or council area, municipal area, magisterial district, town and locality falling within the Territory; and

9.8.4.3	each capacity in relation to the Restricted Business which the Restrainee is prohibited from undertaking in terms of this Agreement.

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Non-solicitation Undertaking

9.9
Each Restrainee, in order to protect the goodwill and the proprietary interests of the Company and the Business, undertakes and warrants that it shall not for a period of 24 (twenty four) months from the Closing Date –

9.9.1
communicate with or furnish any information or advice to any Business Employee or to any prospective employer of such Business Employee for the purpose of inducing or causing a Business Employee to leave the employ of the Company and/or become employed by or interested in or associated with any Restricted Business;

9.9.2
persuade, induce, solicit, encourage or cause any Business Employee to terminate his employment with the Company and/or become employed by or interested in any manner whatever in any Restricted Business, or attempt to do so;

9.9.3	employ, offer employment to or cause employment to be offered to any Business Employee, or attempt to do so.

9.10
Each Restrainee agrees that should it at any time dispute the reasonableness of any of the restraint, confidentiality or non-solicitation undertakings herein contained, then the onus of proving such unreasonableness shall be on such Restrainee.

9.11
The undertakings given by each Restrainee in this clause 9 shall be for the benefit of and may be enforced by the Company and any successors-in-title. The fact that any restraint undertaking may not be enforceable by one of them will not affect its enforceability by any other party.

9.12	For the purposes of clause 9.11, the term "successors-in-title" shall include any third party who or which acquires –

9.12.1	the Business or any part thereof, as a going concern; or

9.12.2	pursuant to any cession, the right to enforce the restraints embodied in this clause 9.

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10	PREFERRED SUPPLIER STATUS

10.1
Imperial acknowledges that the Company has expertise and experience in the development and sale of products and services ("Products and Services") through a software as a service (Saas) model for purposes of enabling –

10.1.1	tracking and stolen vehicle recovery;

10.1.2	consumer telematics in respect of driver behaviour (drive style management) and personal safety (medical and accident response); and

10.1.3	commercial vehicle telematics and fleet management, focussing on efficiency, security, safety and compliance.

10.2	Notwithstanding the Repurchase it is the intention of the Parties that the Company and its subsidiaries will have preferred supplier status with the Seller Group within the Territory, such that –

10.2.1
the Seller Group undertakes to afford the Company and its subsidiaries (where applicable) a reasonable opportunity to bid for and be considered for the supply of Products and Services should the Seller Group require Products and Services at any time, it being recorded that the Seller Group shall remain entitled to engage with third party suppliers and that the Company and its subsidiaries will not be the Seller Group's exclusive suppliers of the Products and Services;

10.2.2
the Seller Group and the Company shall discuss the technical specifications required in respect of the Products and Services in order that the Company and its subsidiaries (where applicable) may adapt the Products and Services to best service the Seller Group, and in order for the Company and its subsidiaries (where applicable) to maintain its high level of service excellence to the Seller Group; and

10.2.3	the Products and Services will be provided to the Seller Group on arm's-length, market-related terms to be negotiated in good faith at the time thereof.

10.3	Imperial shall procure due and proper compliance by its subsidiaries with the provisions of this clause 10.

10.4	The undertakings in this clause 10 shall continue in force for a period of 36 (thirty six months) from the Closing Date.

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11	GENERAL WARRANTIES

11.1	Each of the Parties hereby warrants to and in favour of the others that –

11.1.1	it has the legal capacity and has taken all necessary corporate action required to empower and authorise it to enter into this Agreement;

11.1.2	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

11.1.3	the execution of this Agreement and the performance of its obligations hereunder does not and shall not –

11.1.3.1	contravene any law or regulation to which that Party is subject;

11.1.3.2	contravene any provision of that Party's constitutional documents; or

11.1.3.3	conflict with or constitute a breach of any of the provisions of any other agreement, obligation, restriction or undertaking which is binding on it; and

11.1.4	to the best of its knowledge and belief, it is not aware of the existence of any fact or circumstance that may impair its ability to comply with all of its obligations in terms of this Agreement;

11.1.5	it is entering into this Agreement as principal (and not as agent or in any other capacity);

11.1.6	the natural person who signs and executes this Agreement on its behalf is validly and duly authorised to do so;

11.1.7	no other party is acting as a fiduciary for it; and

11.1.8	it is not relying upon any statement or representation by or on behalf of any other Party, except those expressly set forth in this Agreement.

11.2	Each of the representations and warranties given by the Parties in terms of clause 11.1 shall –

11.2.1	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other words in this Agreement;

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11.2.2	continue and remain in force notwithstanding the completion of any or all the transactions contemplated in this Agreement; and

11.2.3	prima facie be deemed to be material and to be a material representation inducing the other Parties to enter into this Agreement.

12	PUBLICITY

12.1
Subject to clause 12.3, each Party undertakes to keep confidential and not to disclose to any third party, save as may be required in law and/or by the rules of any recognised securities exchange, where applicable, or permitted in terms of this Agreement, the nature, content or existence of this Agreement and the terms and contents thereof and any and all information given by a Party to the other Parties pursuant to this Agreement.

12.2
No public announcements of any nature whatsoever will be made by or on behalf of a Party relating to this Agreement and the terms and contents thereof without the prior written consent of the other Parties, save for any announcement or other statement required to be made in terms of the provisions of any law or by the rules of any recognised securities exchange, in which event the Party obliged to make such statement will first consult with the other Parties in order to enable the Parties in good faith to attempt to agree the content of such announcement, which (unless agreed) must go no further than is required in terms of such law or rules. This will not apply to a Party wishing to respond to any other Party which has made an announcement of some nature in breach of this clause 12.

12.3
This clause 12 shall not apply to any disclosure made by a Party to its professional advisors or consultants or to any of its bankers, financiers or potential financiers or to any potential investor in the Company or in any business of the Company, provided that they have agreed to the same confidentiality undertakings, or to any judicial or arbitral tribunal or officer, in connection with any matter relating to this Agreement or arising out of it.

13	BREACH

13.1
If a Party ("Defaulting Party") commits any breach of this Agreement and fails to remedy such breach within 5 (five) business days ("Notice Period") of written notice requiring the breach to be remedied, then the Party giving the notice ("Aggrieved Party") will be entitled, at its option –

CLIFFE DEKKER HOFMEYR

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13.1.1
to claim immediate specific performance of all or any of the Defaulting Party's obligations under this Agreement, with or without claiming damages, whether or not such obligation has fallen due for performance; or

13.1.2
if the breach occurs prior to the fulfilment or waiver, as the case may be, of the Conditions Precedent, to cancel this Agreement, with or without claiming damages, in which case written notice of the cancellation shall be given to all of the Parties, and the cancellation shall take effect on the giving of the notice.

13.2	The Aggrieved Party's remedies in terms of this clause 13 are without prejudice to any other remedies to which the Aggrieved Party may be entitled in law.

13.3
Notwithstanding the aforegoing, on and after the Closing Date, none of the Parties will have the right to cancel this Agreement as a result of a breach thereof, and the Parties' only remedies thereafter will be to claim specific performance of all the Defaulting Party's obligations and/or damages, if any.

14	DISPUTE RESOLUTION

14.1
In the event of there being any dispute or difference between all or some of the Parties arising out of this Agreement, the said dispute or difference shall on written demand by any Party be submitted to arbitration in Johannesburg in accordance with the AFSA rules, which arbitration shall be administered by AFSA.

14.2
Should AFSA, as an institution, not be operating at that time or not be accepting requests for arbitration for any reason, then the arbitration shall be conducted in accordance with the AFSA rules for commercial arbitration (as last applied by AFSA) before an arbitrator appointed by agreement between the parties to the dispute or failing agreement within 10 (ten) business days of the demand for arbitration, then any party to the dispute shall be entitled to forthwith call upon the chairperson of the Johannesburg Bar Council to nominate the arbitrator, provided that the person so nominated shall be an advocate of not less than 10 (ten) years standing as such. The person so nominated shall be the duly appointed arbitrator in respect of the dispute. In the event of the attorneys of the parties to the dispute failing to agree on any matter relating to the administration of the arbitration, such matter shall be referred to and decided by the arbitrator whose decision shall be final and binding on the parties to the dispute.

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14.3	Any party to the arbitration may appeal the decision of the arbitrator or arbitrators in terms of the AFSA rules for commercial arbitration.

14.4	Nothing herein contained shall be deemed to prevent or prohibit a party to the arbitration from applying to the appropriate court for urgent relief or for judgment in relation to a liquidated claim.

14.5
Any arbitration in terms of this clause 14 (including any appeal proceedings) shall be conducted in camera and the Parties shall treat as confidential details of the dispute submitted to arbitration, the conduct of the arbitration proceedings and the outcome of the arbitration.

14.6	This clause 14 will continue to be binding on the Parties notwithstanding any termination or cancellation of the Agreement.

14.7
The Parties agree that the written demand by a party to the dispute in terms of clause 14.1, that the dispute or difference be submitted to arbitration, is to be deemed to be a legal process for the purpose of interrupting extinctive prescription in terms of the Prescription Act, 1969.

15	NOTICES AND DOMICILIA

15.1
The Parties select as their respective domicilia citandi et executandi the following physical addresses, and for the purposes of giving or sending any notice provided for or required under this Agreement, the said physical addresses as well as the following email addresses –

Name	Physical Address	Email
Company	Howick Close Waterfall Park Midrand Johannesburg 1686	megan.pydigadu@mixtelematics.com

Marked for the attention of: Chief Financial Officer

Name	Physical Address	Email
Imperial and Seller	Imperial Place Jeppe Quondam 79 Boeing Road East Bedfordview 2007	oarbee@ih.co.za

Marked for the attention of: Osman Arbee

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provided that a Party may change its domicilium or its address for the purposes of notices to any other physical address or email address by written notice to the other Parties to that effect. Such change of address will be effective 5 (five) business days after receipt of the notice of the change.

15.2	All notices to be given in terms of this Agreement will be given in writing and will -

15.2.1	be delivered by hand or sent by email;

15.2.2
if delivered by hand during business hours, be presumed to have been received on the date of delivery. Any notice delivered after business hours or on a day which is not a business day will be presumed to have been received on the following business day; and

15.2.3
if sent by email during business hours, be presumed to have been received on the date of successful transmission of the email. Any email sent after business hours or on a day which is not a business day will be presumed to have been received on the following business day.

15.3
Notwithstanding the above, any notice given in writing, and actually received by the Party to whom the notice is addressed, will be deemed to have been properly given and received, notwithstanding that such notice has not been given in accordance with this clause 15.

16	BENEFIT OF THE AGREEMENT
This Agreement will also be for the benefit of and be binding upon the successors in title and permitted assigns of the Parties or any of them.

17	APPLICABLE LAW AND JURISDICTION

17.1	This Agreement will in all respects be governed by and construed under the laws of South Africa (without giving effect to conflict of laws principles).

17.2
Subject to clause 14, the Parties hereby consent and submit to the non-exclusive jurisdiction of the South Gauteng High Court, Johannesburg in any dispute arising from or in connection with this Agreement.

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18	GENERAL

18.1	Whole Agreement

18.1.1
This Agreement constitutes the whole of the agreement between the Parties relating to the matters dealt with herein and, save to the extent otherwise provided herein, no undertaking, representation, term or condition relating to the subject matter of this Agreement not incorporated in this Agreement shall be binding on any of the Parties.

18.1.2
This Agreement supersedes and replaces any and all agreements between the Parties (and other persons, as may be applicable) and undertakings given to or on behalf of the Parties (and other persons, as may be applicable) in relation to the subject matter hereof.

18.2	Variations to be in Writing
No addition to or variation, deletion, or agreed cancellation of all or any clauses or provisions of this Agreement will be of any force or effect unless in writing and signed by the Parties.

18.3	No Indulgences
No latitude, extension of time or other indulgence which may be given or allowed by any Party to the others in respect of the performance of any obligation hereunder, and no delay or forbearance in the enforcement of any right of any Party arising from this Agreement and no single or partial exercise of any right by any Party under this Agreement, shall in any circumstances be construed to be an implied consent or election by that Party or operate as a waiver or a novation of or otherwise affect any of its rights in terms of or arising from this Agreement or estop or preclude it from enforcing at any time and without notice, strict and punctual compliance with each and every provision or term hereof. Failure or delay on the part of any Party in exercising any right, power or privilege under this Agreement will not constitute or be deemed to be a waiver thereof, nor will any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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18.4	No Waiver or Suspension of Rights
No waiver, suspension or postponement by any Party of any right arising out of or in connection with this Agreement shall be of any force or effect unless in writing and signed by such Party. Any such waiver, suspension or postponement will be effective only in the specific instance and for the purpose given.

18.5	Continuing Effectiveness of Certain Provisions
The expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this.

18.6	No Assignment
Neither this Agreement nor any part, share or interest herein nor any rights or obligations hereunder may be ceded, delegated or assigned by any Party without the prior signed written consent of the other Parties, save as otherwise provided herein.

18.7	Exclusion of Electronic Signature
The reference in clauses 18.2, 18.4 and 18.6 to writing signed by a Party shall, notwithstanding anything to the contrary in this Agreement, be read and construed as excluding any form of electronic signature.

19	COSTS
Except as otherwise specifically provided herein, each Party will bear and pay its own legal costs and expenses of and incidental to the negotiation, drafting, preparation and implementation of this Agreement. The Securities Transfer Tax in respect of the Repurchase will be borne by the Company.

20	SIGNATURE

20.1	This Agreement is signed by the Parties on the dates and at the places indicated below.

CLIFFE DEKKER HOFMEYR

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20.2
This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement as at the date of signature of the Party last signing one of the counterparts.

20.3	The persons signing this Agreement in a representative capacity warrant their authority to do so.

20.4
The Parties record that it is not required for this Agreement to be valid and enforceable that a Party shall initial the pages of this Agreement and/or have its signature of this Agreement verified by a witness.

SIGNED at Bedfordview on 29 April 2016
For and on behalf of
IMPERIAL CORPORATE SERVICES PROPRIETARY LIMITED
By:_/s/ George Nakos

Signature George Nakos
Name of Signatory
Designation of Signatory
SIGNED at Bedfordview on 29 April 2016
For and on behalf of
IMPERIAL HOLDINGS LIMITED

CLIFFE DEKKER HOFMEYR

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By:_/s/ George Nakos

Signature George Nakos
Name of Signatory Group Corporate Finance Executive
Designation of Signatory

SIGNED at Santa Monica, USA on 29 April 2016
For and on behalf of
MIX TELEMATICS LIMITED
By:_/s/ Stefan Joselowitz

Signature Stefan Joselowitz
Name of Signatory Group CEO
Designation of Signatory

CLIFFE DEKKER HOFMEYR